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                                                                   Exhibit 3(ii)
                                                                   -------------

                          AMENDED AND RESTATED BYLAWS

                                      OF

                         PATINA OIL & GAS CORPORATION

                            A Delaware Corporation


                                   ARTICLE I

                               REGISTERED OFFICE

Section 1.1    Registered Office

     The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware shall be the registered office named in the Certificate of Incorporation of the Corporation, or such other office (which need not be a place of business or principal office of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

Section 1.2    Other Offices

     The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                  ARTICLE II

                                 STOCKHOLDERS

Section 2.1    Place of Meetings

     All meetings of the stockholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Delaware as shall be specified or fixed in the notices (or waivers of notice) thereof.

Section 2.2    Quorum; Required Vote for Stockholder Action; Adjournment of
               Meetings

     Unless otherwise required by law, the Certificate of Incorporation or these bylaws, a majority of the shares issued and outstanding and entitled to vote at any meeting of stockholders, present in person or represented by proxy thereat, shall constitute a quorum at such meeting of stockholders. In all matters other than the election of directors and amendment of the bylaws or except as otherwise provided in the Certificate of Incorporation or these bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall constitute the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at
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such meeting and entitled to vote on the election of directors. The bylaws of the Corporation may be amended by the stockholders of the Corporation by an affirmative vote of two-thirds of the shares issued and outstanding and entitled to vote at any meeting of the stockholders, present in person or represented by proxy thereat. If there is a quorum present when any duly organized meeting convenes, the stockholders present may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders or proxies to reduce the total number of voting shares below a quorum.

     Notwithstanding other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting of stockholders or the holders of a majority of other shares, present in person or represented by proxy and entitled to vote thereat, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If the adjournment is for more than thirty (30) days, or if subsequent to the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present in person or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally called. In no event shall the adjournment of such meeting, or any announcement thereof, commence a new period for the giving of notice as provided in Section 2.3 or
Section 2.12 hereof.

Section 2.3    Annual Meetings

     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be considered at the meeting, shall be held on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the most recent annual meeting of stockholders. At the annual meeting of the stockholders, the stockholders shall elect directors and transact such other business as shall have been properly brought before the annual meeting. To be properly brought before the annual meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2.3, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.3. For business to be properly brought before an annual meeting by a stockholder, the stockholder, in addition to any other applicable requirements, must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) the text of the proposal to be presented, (b) a brief written statement of the reasons why such stockholder favors such proposal, (c) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (d) the class and number of shares of voting stock of the Corporation that are owned of record and beneficially by the stockholder,
(e) a representation that the

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stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting and (f) a description of any material interest of the stockholder in such business. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedure set forth in this Section 2.3. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.3, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Notwithstanding the foregoing provisions of this Section 2.3, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.3.

Section 2.4    Special Meetings

     Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any proper purpose or purposes may be called at any time by the Chairman of the Board (if any), the President, a majority of the Board of Directors or a majority of the executive committee (if any); special meetings of the stockholders may not be called by any other person or persons. Only business within the proper purpose or purposes described in the notice (or waiver thereof) required by these bylaws may be conducted at a special meeting of the stockholders.

Section 2.5    Record Date

     For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or, to the extent herein provided, any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting.

     If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders or any such adjournment thereof shall be the close of business on the day next preceding the day on which notice of such meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or the stockholders entitled to exercise any rights in connection with any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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Section 2.6    Notice of Meetings

     Written or printed notice stating the place, date and hour of all meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty
(60) days prior to the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer(s) or person(s) calling the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to have been given when directed to the stockholder, at his address as it appears on the share transfer records of the Corporation, postage prepaid, and deposited in the United States mail. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy.

Section 2.7    Voting List

     The officer or agent having charge of the share transfer records of the Corporation shall prepare and make, at least ten (10) days prior to each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order for each class of stock, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the course of the meeting. The original share transfer records shall be prima facie evidence as to the identity of those stockholders entitled to examine such voting list or transfer records or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 2.7 shall not affect the validity of any action taken at such meeting.

Section 2.8    Proxies

     Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, prior to or at the time of such meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the inspector or inspectors appointed by the Corporation with respect to such meeting.

     No proxy shall be valid after three (3) years from the date of its execution, unless such proxy provides for a longer period. Each proxy shall be revocable unless it is expressly provided therein to be irrevocable and then only for so long as it is coupled with an interest sufficient in law to support an irrevocable power.

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     If a proxy designates two or more persons to act as proxies, unless such instrument shall expressly provide otherwise, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue unless the proxy otherwise specifies how the shares that are subject thereto are to be voted with respect to such issue.

Section 2.9    Voting; Inspectors; Elections

     Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall, on each matter submitted to a vote at a meeting of stockholders, have one vote for each share of stock entitled to vote thereon, which is registered in his name on the record date for such meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

     The vote with respect to any matter submitted to a vote at a meeting of stockholders shall be taken by written ballot, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. If none of the inspectors so appointed shall appear or act, or if inspectors shall not have been appointed, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall sign an oath or affirmation faithfully to execute the duties of inspector at such meeting to the best of his ability and with strict impartiality. Such inspector shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots; receive the ballots; hear and determine all challenges and questions arising in connection with the right to vote; count, and tabulate all votes and ballots; and make and sign a certificate of the results thereof. The chairman of the meeting may appoint any person to serve as inspector, provided, however, that no candidate for the office of director shall be appointed as an inspector.

     Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 2.10   Conduct of Meetings

     All meetings of the stockholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board (if any) or if he is not present, the President, or, if neither the Chairman of the Board (if any) nor President is present, a chairman elected at such meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or

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if he is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting.

     The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion, as seem to him in order.

Section 2.11   Treasury Shares

     Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting of stockholders, shares of the Corporation's own stock owned by the Corporation, shares of the Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, or shares of the Corporation's own stock held by the Corporation in a fiduciary capacity; and such shares shall not be counted for quorum purposes or in determining the number of outstanding shares.

Section 2.12    Nominations for Election as a Director

     Only persons who are nominated in accordance with the procedures set forth in these bylaws and qualify for nomination pursuant to Section 3.1 shall be eligible for election by stockholders as, and to serve as, directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.12, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation
(i), with respect to an election to be held at the annual meeting of the stockholders of the Corporation, not less than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Corporation and (ii), with respect to an election to be held at a special meeting of stockholders of the Corporation, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed to stockholders of the Corporation as provided in Section 2.6 or public disclosure of the date of the special meeting was made, whichever first occurs. Notwithstanding any provision of this Section
2.12 to the contrary, in the event that the number of directors to be elected to the board of directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the board of directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased board of directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting of stockholders, a stockholder's notice with respect to nomination of a director shall be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to or mailed and received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than

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the close of business on the tenth day following the first day on which all such nominees or the size of the increased board of directors has been publicly announced or disclosed by press release. Such stockholder's notice to the Secretary shall set forth in writing (x) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name and address of the person, (ii) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such nominee, as reported to such stockholder by such nominee, (iii) the information regarding such nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or similar information required by any successor regulation) and (iv) the signed consent by such nominee to serve as a director of the Corporation if elected, and (y) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the number and class of all shares of each class of stock of the Corporation which are owned of record and beneficially by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. If a person is validly designated as a nominee to the Board of Directors in accordance with the procedure set forth in this Section 2.12 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee. Other than directors chosen pursuant to the provisions of Section 3.8, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.12. The presiding officer of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Securities Exchange
Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12.

Section 2.13   Action Without a Meeting.

     (a) Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders (acting for themselves or through a proxy) of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted and such consent or consents shall be delivered to the Corporation in accordance with Section 228(c) of the Delaware General Corporation Law. The Corporation shall give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to all stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law.

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     (b) For so long as the Corporation's stock shall be listed on the New York
Stock Exchange or any other exchange, the rights of stockholders to authorize or take corporate action by written consent shall be subject to compliance with all applicable requirements of, and approval by (if required), the New York Stock Exchange (or such other exchange on which the Corporation's stock is listed) and the Corporation may require such prior advance notice from any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent as is reasonably necessary to enable the Corporation to comply with the rules of the New York Stock Exchange (or such other exchange on which the Corporation's stock is listed) regarding the use of consents.

     (c) Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the board of directors to fix a record date. Along with such request, such stockholder shall provide to the Secretary of the Corporation (i) the text of the proposal, (ii) a brief written statement of the reasons why such stockholder favors such proposal, (iii) if the stockholder is proposing to nominate an individual for election or reelection to the Board of Directors, the information regarding such proposed nominee required to be delivered in Section 2.12, (iv) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (v) the class and number of shares of voting stock of the Corporation that are owned of record and beneficially by the stockholder, and (vi) a description of any material interest of the stockholder in such business. Subject to Section 2.13(b) above, the board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the Board of Directors within ten
(10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its principal executive offices, to the attention of the Secretary of the Corporation. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

     (d) Promptly after receipt of the first consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law, the Secretary shall engage nationally recognized independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining inspectors of election shall be borne by the Corporation.

     Consents and revocations shall be delivered to the inspectors upon receipt by the Corporation, the soliciting stockholders or their proxy solicitors or other designated agents. A

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consent may be revoked by a written notice duly signed and delivered to the
Corporation in the same manner provided for delivery of consents under Section 228(c) of the Delaware General Corporation Law. As soon as consents and revocations are received, the inspectors shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspectors shall keep such count confidential and shall not reveal the count to the Corporation, the soliciting stockholder or their representatives or any other entity. As soon as practicable after the earlier of
(i) sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law or (ii) a written request therefore by the soliciting stockholder, notice of which request shall be given to the Corporation, which request shall state that the soliciting stockholder has a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified in the consents has been received in accordance with these bylaws, the inspectors shall issue a preliminary report to the Corporation and the soliciting stockholder stating: (i) the number of valid consents; (ii) the number of valid revocations; (iii) the number of valid and unrevoked consents;
(iv) the number of invalid consents; (v) the number of invalid revocations; and
(vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents.

     Unless the Corporation and the soliciting stockholders shall agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have 48 hours to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report of the inspectors. If no written notice of an intention to challenge the preliminary report is received within 48 hours after the inspectors' issuance of the preliminary report, the inspectors shall issue to the Corporation and the soliciting stockholders their final report containing the information from the inspectors' determination with respect to whether the requisite number of valid and unrevoked consents was obtained to authorize and take the action specified in the consents. If the Corporation or the soliciting stockholders issue written notice of an intention to challenge the inspectors' preliminary report within 48 hours after the issuance of that report, a challenge session shall be scheduled by the inspectors as promptly as practicable. Following completion of the challenge session, the inspectors shall as promptly as practicable issue their final report to the soliciting stockholders and the Corporation, which report shall contain the information included in the preliminary report, plus all changes in the vote totals as a result of the challenge and a certification of whether the requisite number of valid and unrevoked consents was obtained to authorize or take the action specified in the consents. A copy of the final report of the inspectors shall be included in the book in which the proceedings of meetings of stockholders are recorded.

                                  ARTICLE III

                              BOARD OF DIRECTORS

Section 3.1    Power; Number; Term of Office

     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

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     Unless otherwise provided in the Certificate of Incorporation, the number of directors that shall constitute the Board of Directors shall by determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of any incumbent director may be made by the Board of Directors). Each director shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

     Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders or residents of the State of Delaware. Each director must have attained the age of majority.

Section 3.2    Quorum; Required Vote for Director Action

     Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, a majority of the total number of directors fixed by or in the manner provided in the Certificate of Incorporation or these bylaws shall constitute a quorum for the transaction of business of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.3    Meetings; Order of Business

     The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any) or in his absence by the President (if the President is a director) or by resolution of the Board of Directors.

Section 3.4    First Meeting

     In connection with any annual meeting of stockholders at which directors are elected the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the place of such annual meeting of the stockholders. Notice of such meeting, at such time and place, shall not be required.

Section 3.5    Regular Meetings

     Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 3.6    Special Meetings

     Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, upon written request of any two directors, by the Secretary, in each case on at least twenty-four (24) hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Section 8.3 hereof, need not state

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the purpose or purposes of such meeting, except as may otherwise be required by law, the Certificate of Incorporation or these bylaws.

Section 3.7    Removal

     Except as provided in the Certificate of Incorporation, any one or more directors or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors for the particular directors being removed.

Section 3.8    Vacancies; Increases in the Number of Directors

     Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If there are no directors in office, an election may be held in the manner provided by statute. If the Certificate of Incorporation entitles the holders of any class or classes of stock or series thereof to elect one (1) or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected slid qualified.

Section 3.9    Compensation

     Unless otherwise provided in the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses (if any), of directors for attendance at meetings of the Board of Directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 3.10   Action Without a Meeting; Telephone Conference Meeting

     Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting, without prior notice, and without a vote, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

     Unless otherwise provided in the Certificate of Incorporation, subject to the requirement for notice of such meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.11   Approval or Ratification of Acts or Contracts by Stockholders

     The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation, present in person or represented by proxy at such meeting and entitled to vote thereon (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

Section 3.12   Presumption of Assent

     A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

                                  ARTICLE IV

                                  COMMITTEES

Section 4.1    Designation; Powers

     The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including an executive committee, each such committee consisting of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors with regard to amending the Certificate of Incorporation (except that a committee may, to the extent authorized by the Certificate of Incorporation and the Delaware General Corporation Law, fix certain terms of shares of stock to be issued by the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the Bylaws or adopting new bylaws for the

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

Corporation; unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the Delaware General Corporation Law. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 4.2    Procedure; Meetings; Quorum

     Any committee designated pursuant to Section 4.1 hereof shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules or procedures, or by resolution of such committee or Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, except as provided in Section 4.3, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution.

Section 4.3    Substitution of Members

     The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                   ARTICLE V

                                   OFFICERS

Section 5.1    Number, Titles and Term of Office

     The officers of the Corporation shall be a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 5.2    Salaries

     The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

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

Section 5.3    Removal

     Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at any regular meeting, or at a special meeting; provided, however, that such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.

Section 5.4    Vacancies

     Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.5    General Authority

     Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these bylaws or, to the extent not provided, as may be determined by resolution of the Board of Directors or by the chief executive officer acting under authority delegated to him by the Board not inconsistent with these bylaws.

Section 5.6    Powers and Duties of the Chief Executive Officer

     The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board or other officer as the chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he shall have such other powers and duties as designated in accordance with these bylaws and as may be assigned to him from time to time by the Board of Directors.

Section 5.7    Powers and Duties of the Chairman of the Board

     The Chairman of the Board (if any) shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties as designated in accordance with these bylaws and as may be assigned to him from time to time by the Board of Directors.

Section 5.8    Powers and Duties of the President

     Unless otherwise determined by the Board of Directors, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (if a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these bylaws and as may be assigned to him from time to time by the Board of Directors.

Section 5.9   Vice Presidents

     Each Vice President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) or President, or in the event of their inability or refusal to act, a Vice President designated by the Board of Directors or, in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chairman of the Board (if any) or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any) or the President, as the case may be; provided, however, that such Vice President shall not preside at meetings of the Board of Directors unless he is a director.

Section 5.10  Treasurer

     The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the Board of Directors. He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

Section 5.11  Assistant Treasurers

     Each Assistant Treasurer (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the Treasurer, the chief executive officer or the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during the Treasurer's absence or inability or refusal to act.

Section 5.12  Secretary

     The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and of the stockholders in books provided for such purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

Section 5.13  Assistant Secretaries

     Each Assistant Secretary (if any) shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in accordance with these bylaws and as may be prescribed from time to time by the chief executive officer, the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during the Secretary's absence or inability or refusal to act.

Section 5.14  Action with Respect to Securities of Other Corporations

     Unless otherwise determined by the Board of Directors, the chief executive officer shall have the power to vote and to otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of any other corporation, or with respect to any action of security holders thereof, in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                  ARTICLE VI

         INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.1   Right to Indemnification

     Subject to the limitations and conditions as provided in this Article VI, each person who was or is made a party to or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation attorney's fees, judgments, penalties (including excise and similar taxes and punitive damages), fines, and amounts paid in settlement) actually incurred or suffered by such person in connection with such proceeding, and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contractual rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting of denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification conferred in this Article VI could involve indemnification for negligence or under theories of strict liability.

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

Section 6.2   Advance Payment

     The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation for the expenses (including attorney's fees) incurred by a person of the type entitled to be indemnified under Section 6.1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3   Right of Indemnitee to Bring Suit

          If a claim under Section 6.1 or 6.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expense) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to the recovery of such advancement of expense, under this
Article VI or otherwise shall be on the Corporation.

Section 6.4   Indemnification of Employees and Agents

     The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions that it may indemnify and advance expenses to directors and officers under this Article VI.

Section 6.5   Appearance as a Witness

     Notwithstanding any other provisions of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

Section 6.6   Nonexclusivity of Rights

     The right to indemnification and advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to 04 hereof, may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation, these bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.7   Insurance

     The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6.8   Savings Clause

     If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified in accordance with this Article VI as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding, to the fullest extent permitted by any applicable and valid portion of this Article VI.

Section 6.9   Definitions

     For purposes of this Article VI, reference to the "Corporation" shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that a person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE VII

                                 CAPITAL STOCK

Section 7.1   Certificates of Stock

     The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), President or a Vice President (if any) shall cause to be issued to each stockholder one or more certificates, which shall be signed by the Chairman of the Board (if any), President or a Vice President (if any) and the Secretary or an Assistant Secretary (if any) or the Treasurer or an Assistant Treasurer (if any) certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided however, that any of or all the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

Section 7.2   Transfer of Shares

     The shares of stock of the Corporation shall only be transferable on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 7.5, hereof, if applicable). Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 7.5 hereof, if applicable) and of compliance with any transfer restrictions applicable thereto contained in any agreement to which the Corporation is a party, or of which the Corporation has knowledge by reason of a legend with respect thereto placed upon any such surrendered stock certificate, it shall be the duty of the Corporation to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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

Section 7.3   Ownership of Shares

     The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the owner in fact thereof at that time for purposes of voting such shares, receiving distributions thereon or notices in respect thereof, transferring such share, exercising rights of dissent, exercising or waiving any preemptive rights, or giving proxies with respect to such shares; and neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether or not that person possesses a certificate for those shares and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.4   Regulations Regarding Certificates

     The Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 7.5   Lost, Stolen, Destroyed or Mutilated Certificates

     The Board of Directors may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen, mutilated or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost, stolen, mutilated or destroyed; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, mutilated or destroyed.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

Section 8.1   Fiscal Year

     The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

Section 8.2   Corporate Seal

     The Board of Directors may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

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

Section 8.3   Notice and Waiver of Notice

     Whenever any notice is required to be given by law, the Certificate of Incorporation or these bylaws, except with respect to notices of meetings of stockholders (with respect to which the provisions of Section 2.6 hereof apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Section 3.6 hereof apply) said notice shall be deemed to be sufficient if given (i) by facsimile, telegraphic, cable or wireless transmission or (ii) by deposit of such postage prepaid notice, in a post office box addressed to the person entitled thereto at his address as it appears on the records of the Corporation. Such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

     Whenever notice is required to be given by law, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person, including without limitation a director, at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or a committee of directors need be specified in any written waiver of notice, unless so required by the Certificate of Incorporation or these bylaws.

Section 8.4   Resignations

     Any director, member of a committee or officer may resign at any time.
Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of such resignation shall not be necessary for its effectiveness, unless expressly so provided in the resignation.

Section 8.5   Facsimile Signatures

     In addition to the provisions for the use of facsimile signatures specifically authorized elsewhere in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 8.6   Reliance upon Books, Reports and Records

     A member of the Board of Directors, or a member of any committee thereof, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

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

                                  ARTICLE IX

                                  AMENDMENTS

     The bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

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